EXHIBIT 99

Contact: David L. Mead

Chief Financial Officer

330-373-1221–Ext. 2279

For Immediate Release

FIRST PLACE FINANCIAL CORP. RAISES $30 MILLION IN TRUST

PREFERRED SECURITIES OFFERING

Warren, Ohio, December 22, 2003/PR Newswire/First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Place Bank, announced today that it has completed a $30 million capital trust offering in a private transaction consisting of $15 million of floating rate capital securities and $15 million of fixed/floating rate capital securities. The floating rate capital securities will bear an interest rate of three-month LIBOR plus 2.85 percent, and will mature on January 23, 2034. The floating rate capital securities were issued through a newly formed trust, First Place Capital Trust. The fixed/floating rate capital securities will bear an interest rate of 6.45% until January 2009 after which time the fixed/floating securities will bear a floating interest rate of three-month LIBOR plus 2.85 percent. The fixed/floating capital securities were issued through a separate newly formed trust, First Place Capital Trust II. The fixed/floating capital securities will also mature on January 23, 2034. The Placement Agent/Purchaser for the transaction was Sandler O’Neill & Partners, L.P.

First Place Financial Corp. intends to use proceeds received by it to fund the cash portion of consideration for the acquisition of Franklin Bancorp, Inc. which was announced November 10, 2003. First Place expects the acquisition to be completed during the second quarter of 2004, subject to approval by regulators and shareholders of Franklin Bancorp, Inc.

First Place Financial Corp., one of the country’s fastest growing small companies according to Fortune Magazine, is a $1.7 billion financial services holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 25 retail locations, including the new First Place Financial Center in Solon, Ohio, and 12 loan production offices throughout the state of Ohio. In addition to First Place Bank, the other operating subsidiaries include First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks Agency, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers. Additional information about First Place Financial Corp. may be found on the Company’s web site: www.firstplacebank.net.

Forward-Looking Statements

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.